Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated January 30, 2025)	Registration No. 333-284407

Lexaria Bioscience Corp.

2,661,600 Shares of Common Stock

We are offering 2,661,600 shares of our common stock, par value $0.001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $1.315 per share.

In a concurrent private placement, we are also selling to the investors private placement warrants to purchase up to 2,661,600 shares of our common stock at an exercise price of $1.19 per share. The private placement warrants and the shares of common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The private placement warrants will be exercisable upon issuance and will expire five years from the date of the effectiveness of the resale registration statement registering the shares of common stock issuable upon exercise of the private placement warrants.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively. The last reported sale prices of our common stock and public warrants on the Nasdaq Capital Market on December 12, 2025, were $1.34 per share and $0.0280 per public warrant, respectively.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $28,665,390 based on 21,392,082 shares of common stock held by non-affiliates on such date and based on the last reported sale price of our common stock on the Nasdaq Capital Market on December 12, 2025 (a date that is within 60 days of the date of this prospectus supplement) of $1.34 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us. As of the date of this prospectus supplement, we have sold approximately $6,028,582 of securities pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering).

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-8 of this prospectus supplement, on page 5 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

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We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent” or “Wainwright”) to act as our exclusive Placement Agent in connection with this offering to use its “reasonable best efforts” to place the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the fees set forth in the table below.

	Per Share	Total
Offering Price	$1.315	$3,500,004.00
Placement Agent Fees(1)	$0.09205	$245,000.28
Proceeds, before expenses, to us	$1.22295	$3,255,003.72

(1)

Represents a cash fee of 7.0% of the aggregate gross proceeds received in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with the offering and to issue to the Placement Agent, or its designees, unregistered warrants to purchase a number of shares of common stock equal to 3.5% of the aggregate number of shares of common stock sold in this offering (the “placement agent warrants”). See “Plan of Distribution” for additional disclosure regarding Placement Agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 16, 2025, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 14, 2025.

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PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Placement Agent has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Placement Agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities covered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus supplement and accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Lexaria,” the “Company,” “we,” “us,” “our” or similar references to refer to Lexaria Bioscience Corp. and its subsidiaries.

We are not, and the Placement Agent is not, making an offer or sale of shares of our securities in any jurisdiction where such offer or sale is not permitted. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the information incorporated herein by reference are the property of their respective owners.

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PROSPECTUS SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Company Overview

Lexaria Bioscience Corp. is a biotechnology company dedicated to the enhancement of the bioavailability of a diverse and broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines APIs with specific long-chain fatty acid-rich triglyceride oils and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing for improved tolerability while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-like peptide-1 drugs (“GLP-1”) and glucose-dependent insulinotropic polypeptide drugs (“GIP”), vitamins, pain medications, hormones, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, epilepsy, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible product formats including oral suspensions, tablets, capsules, foods, beverages, and oral pouches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible products. The procedure involves combining the active ingredient as a delivery “payload” together with certain long chain fatty acid-rich triglyceride oils and infusing the mixture into a carrier substrate material. Using controlled dehydration processing, the payload and long chain fatty acid-rich triglyceride oils are reversibly associated together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. While the Company’s primary focus is on pharmaceutical drug products, this technology extends across many product categories including nutraceuticals, foods and beverages. DehydraTECH formulations have been found in some cases to reduce the need for unwanted sweeteners or chemical masking agents used for flavor- and odor-blocking for palatability enhancement purposes, allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed extensive experience from the formulation and production of its demonstration products, in various formats, that enables it to provide expert advice to our licensees on the integration of DehydraTECH in their products for the purpose of providing more palatable and efficient delivery of bioactive molecules.

Lexaria supports our licensee’s products with our technology. A part of our business plan is to encourage new and existing industry participants to license and utilize DehydraTECH to enable enhanced performance of their developmental and commercial stage products. These products cross a wide range of bioactive molecules including GLP-1/GIPs, nicotine and cannabidiol (“CBD”) with additional molecules of interest continually being evaluated.

The following studies are the most recent contributors to our applied R&D programs:

Diabetes and Weight Loss Management Investigation

During the fiscal-year ended August 31, 2025, Lexaria completed follow-on investigational studies to examine DehydraTECH-enhanced GLP-1/GIP drugs for prospective improvement in diabetes and weight loss management applications. These follow-on studies built upon the results of the initial human pilot studies that the Company conducted in fiscal 2024, namely human pilot studies GLP-1-H24-1 and GLP-1-H24-2 which investigated different formulations of DehydraTECH-semaglutide and evidenced a higher level of semaglutide in blood and fewer adverse effects as compared to the Rybelsus® control.

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Human Pilot Study #1 (GLP-1-H24-1)

GLP-1-H24-1 was an investigator-initiated pilot study of the GLP-1 drug semaglutide with seven (7) healthy volunteers comparing performance of a DehydraTECH-semaglutide oral capsule formulation to that of commercially available Rybelsus® tablets. For purposes of this initial study, the DehydraTECH-semaglutide composition was compound formulated using Rybelsus® tablets as the semaglutide source input. This study’s findings showed that the DehydraTECH-semaglutide capsules sustained higher levels of semaglutide in blood; had faster achievement of peak drug delivery; had reduced incidence of moderate to severe side effects; sustained lower levels of blood glucose and lowered blood-glucose spike after eating.

Human Pilot Study #2 (GLP-1-H24-2)

GLP-1-H24-2 was a follow-on pilot study to GLP-1-H24-1 and deemed to be of scientific interest to learn whether the DehydraTECH advantages were also experienced under fed pre-dose conditions. The study was conducted in nine (9) healthy volunteers, this time comparing the performance of a DehydraTECH-processed Rybelsus® capsules to that of commercially available Rybelsus® tablets. The DehydraTECH-processed Rybelsus® evidenced higher semaglutide levels in 17 of the 19 blood draws taken until the 24-hour completion of the study averaging 18.8% higher semaglutide levels over the course of the study compared to Rybelsus® alone, although the differences were variable and not significant statistically with such a small sample size. In addition, none (0) of the 9 people taking the DehydraTECH-processed Rybelsus® swallowed as a capsule experienced any adverse events whatsoever. However, of the 9 human volunteers in the Study taking the Rybelsus® tablet, 6 of them experienced mild adverse events.

The follow-on studies which were undertaken or are currently in progress during the fiscal year are as follows:

Chronic Dosing Animal Study (WEIGHT-A24-1)

This was an obese rat diabetic-conditioned study similar to a previous Lexaria study (DIAB-A22-1), with 12 study arms and 6-10 animals per arm. This study design provided investigation for 12 weeks to study weight loss pharmacokinetic (“PK”), and blood sugar control over time, followed by full data analysis and reporting. The initial eight study arms studied varied DehydraTECH formulations of semaglutide and liraglutide, with and without the salcaprozate sodium “SNAC” technology currently found within Rybelsus® tablets, as well as varied DehydraTECH formulations of CBD. The following four study arms studied DehydraTECH formulations that were created using a combination of: (i) a select DehydraTECH-semaglutide formulation with a select DehydraTECH-CBD formulation and (ii) the DehydraTECH-liraglutide formulation with a select DehydraTECH-CBD formulation; each against a positive control arm of Rybelsus® and a placebo arm. On October 22 and October 24, 2024, the Company announced its study findings as collected on the initial eight study arms, noting that DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups B, C, and D) outperformed the DehydraTECH-semaglutide formulations with respect to weight loss. These findings appeared to support Lexaria’s belief that DehydraTECH-CBD may have utility in diabetic control. DehydraTECH-liraglutide (Group H) and select DehydraTECH-CBD formulations (Groups A and B) were also the top performers in the study for overall blood sugar level changes of -11.540%, 1.09% and -3.76% respectively. On November 20, 2024, Lexaria published the 12-week weight-control performance and blood sugar control performance results for all study arms. The results indicated that, other than Lexaria’s Group A DehydraTECH-CBD study arm, all other DehydraTECH enhanced study arms outperformed the Rybelsus® control arm with respect to body weight-control and body weight-control improvement with statistically significant improvements over Rybelsus® by week 12. Subsequent brain and blood absorption pharmacokinetic results were only able to detect and report CBD levels from Groups A, B, C, D, I and J. Conversely, brain and/or blood absorption levels were only detectable for semaglutide in one treatment group, while neither brain nor blood absorption levels were detectable for semaglutide or liraglutide in all of the other groups dosed with these compounds, including the Rybelsus® positive control group. The lack of detection in these semaglutide and liraglutide treatment groups was surprising given the indications of efficacy, which was suspected to be due to an underlying but undetermined analytical detection issue with the study samples.

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Human Pilot Study #3 (GLP-1-H24-3)

The Company conducted a human pilot study in nine (9) healthy human volunteers to study, under fasted pre-dose conditions, a single daily dose of oral ingested DehydraTECH-tirzepatide capsules (compound-formulated using Zepbound® by Eli Lilly at a strength of 20 mg) administered over a seven-day period as compared to commercially available injectable Zepbound® at a strength of 2.5 mg to evaluate tolerability, PK, and blood sugar. The results as announced on January 14, 2025 and March 18, 2025, evidenced that orally delivered DehydraTECH-tirzepatide produced fewer adverse events as compared to injected Zepbound® and, while having lower levels of blood delivery throughout the study, DehydraTECH-tirzepatide provided steady and consistent rising in blood levels as compared to peak levels of blood delivery seen with Zepbound® within the 2nd day followed by subsequent declines. Importantly, DehydraTECH-tirzepatide reached blood level parity with injectable Zepbound® by the end of the study.

Human Pilot Study #5 (GLP-1-H25-5)

The Company conducted a human pilot cross-over study in ten (10) overweight human volunteers to investigate, under fasted pre-dose conditions, daily administration of orally ingested DehydraTECH-liraglutide capsules (45 mg) administered over a seven-day period as compared to commercially available injectable Saxenda® at a strength of 0.6 mg daily to evaluate the potential of an oral version of liraglutide and to demonstrate comparable functional results of DehydraTECH-liraglutide to support a potential expedited FDA 505(b)(2) NDA regulatory pathway. The partial results as announced on June 11, 2025 evidenced that orally delivered DehydraTECH-liraglutide produced fewer adverse events as compared to injected Saxenda® while having comparable measurements in blood glucose, insulin and body weight-control. Results from the pharmacokinetic component of the study are still being analyzed and will be reported upon once available.

Chronic Dosing Human Study (GLP-1-H24-4)

As announced throughout the fiscal year, chronic human study GLP-1-H24-4 conducted in Australia with Lexaria (AU) Pty Ltd acting as the sponsor, investigated 126 overweight, obese, pre-diabetic and/or type-2 diabetic human volunteers/patients. The primary endpoint in this study was to assess impacts upon safety and tolerability based on the incidence of treatment emergent adverse events. This study initially included three DehydraTECH arms testing DehydraTECH-CBD, DehydraTECH-semaglutide and a combination of DehydraTECH-CBD + DehydraTECH-semaglutide respectively. Performance across these three initial study arms was being monitored compared to commercially available Rybelsus® as the positive study control group. Of note, the DehydraTECH-semaglutide composition evaluated used pure semaglutide processed without inclusion of the salcaprozate sodium (“SNAC”) ingredient found in the Rybelsus® composition.

In addition, this study was subsequently expanded to incorporate an orally delivered DehydraTECH-tirzepatide arm to determine safety and tolerability on a larger patient population to advance the findings discovered with the human pilot study GLP-1-H24-3, albeit with a DehydraTECH-tirzepatide composition evaluated in study GLP-1-H24-4 using pure tirzepatide as the active substance input instead of reformulated commercially available Zepbound® as utilized in study GLP-1-H24-3.

On July 28, 2025, preliminary results at the 8-week interim point of the study were released. The results regarding the reduction of adverse events in patients administered with DehydraTECH-semaglutide and DehydraTECH-tirzepatide as compared to the Rybelsus® control arm showed an encouraging reduction of gastrointestinal adverse events specifically by 43.5% for patients dosed with DehydraTECH-semaglutide, as compared to Rybelsus®.  On August 14, 2025, the Company announced that the important study milestone known as last patient last visit had been achieved for this study.  Sample and data analyses has been undertaken and reporting upon the results will occur once completed.

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Rodent Biodistribution Study

In 2025, Lexaria undertook to conduct the first-ever study tracking biodistribution of fluorescently tagged semaglutide (“FTS”) in Sprague-Dawley rats, manufactured in two different test articles; one formulated to mimic Rybelsus®; and a second enhanced with DehydraTECH, but devoid of the other Rybelsus® excipients such as its SNAC ingredient, to determine whether the biodistribution of each article reflected any differences. As announced on September 19, 2025, the study results from ex vivo organ imaging revealed an interesting trend whereby, when tested against the naïve and vehicle groups, the DehydraTECH FTS composition demonstrated a predominantly higher apparent trend in brain biodistribution as compared to the Rybelsus® mimicking formulation. These results suggested that the efficacy of the DehydraTECH-semaglutide composition witnessed in Lexaria’s other studies may be linked to enhancements in brain tissue delivery and action, in turn supporting improved pharmacodynamic performance. Furthermore, perhaps to be determined through future testing, Lexaria noted in connection with these results that it may be conceivable that complementary biodistribution benefits might be derived through utilization of a similar DehydraTECH semaglutide composition combined with the Rybelsus® excipients, recognizing that marked safety and efficacy improvements were evidenced with DehydraTECH-processed Rybelsus® over Rybelsus® alone in Lexaria’s previous human pilot studies GLP-1-H24-1 and GLP-1-H24-2.

Long Term Stability Testing

Lexaria is also actively studying the chemical and microbiological purity and stability of select DehydraTECH compositions that it has prepared for the above animal and human studies over an extended duration of 6-12 months. Along with improved tolerability, PK and efficacy performance, long term stability is crucial if oral variants of GLP-1 / GIP drugs are to be seriously considered as replacements for currently injectable versions of these drugs.

Hypertension Management Investigation

Hypertension Phase 1b IND Trial HYPER-H23-1

The FDA provided Lexaria with a positive written response on August 10, 2022, from our pre-IND meeting regarding DehydraTECH-CBD for the treatment of hypertension. The FDA confirmed that it had agreed with Lexaria’s proposal to pursue a 505(b)(2) new drug application (“NDA”) regulatory pathway for our program. On January 29, 2024, Lexaria submitted its IND application with the FDA and it received a Study May Proceed letter from the FDA on February 29, 2024. Since that time, Lexaria has filed its Annual Report for study HYPER-H23-1 to maintain its active status and continues to address certain of the FDA conditions while also seeking funding to commence the study.

The IND application was supported by the results of Lexaria’s five investigator-initiated human clinical studies of its DehydraTECH-CBD which were conducted between 2018-2023, in an aggregate total of 134 people, without recording a single serious adverse event (the “HYPER Studies”). The HYPER Studies evidenced significant reductions in resting blood pressure over both acute and multi-week dosing regimens alone and, in some cases, complementary to standard of care medications; suggesting that DehydraTECH-CBD has the potential to have broad therapeutic utility.

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Recent Developments

Registered Direct Financing

On September 26, 2025, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we agreed to sell in a registered direct offering 2,666,667 shares of common stock at a purchase price of $1.50 per share for gross and net proceeds of $4.0 million and $3.5 million, respectively (the “September 2025 Offering”). Concurrently, the Company issued 2,666,667 share purchase warrants, entitling the holder thereof to purchase up to 2,666,667 shares of common stock at a price of $1.37 per share for a period of five years from the effective date of the registration statement registering the shares of common stock issuable upon exercise of the warrants. The securities were issued September 29, 2025, with the shares registered pursuant to a take down of the Company’s Form S-3 registration statement and the warrants and related warrant shares are required to be registered pursuant to a Form S-1 registration statement. We also issued Wainwright, the exclusive placement agent for the offering, warrants to purchase up to 93,333 shares at an exercise price of $1.875 per share. Wainwright was paid 7% of the gross proceeds and was reimbursed $70,000 for its non-accountable and legal expenses and $15,950 in clearing fees.

Hill Inc. Bankruptcy

On November 24, 2025, we received notice that Hill Incorporated (TSXV:HILL, “Hill”) made an assignment in bankruptcy pursuant to the Canadian Bankruptcy and Insolvency Act. Pursuant to an Asset Purchase Agreement with Lexaria CanPharm ULC (“Lexaria CanPharm”), Hill holds the worldwide exclusive rights to use or sublicense DehydraTECH technology with cannabis products containing 0.3% or greater tetrahydrocannabinol. As of August 31, 2025, the Company held a note receivable from Hill and 242,880 shares of its common stock at carrying values of $0 and $22,093, respectively. The Company is currently assessing the impact of the bankruptcy filing on its licensing arrangement with Hill

Smaller Reporting Company Status

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Our Corporate Information

The address of our principal executive office and research laboratory is #100-740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7. We maintain our registered agent’s office and our U.S. business office at Registered Agents Inc. 401 Ryland Street, Ste. 200A, Reno, NV 89502. Our telephone number is (250) 765-6424.

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THE OFFERING

Common Stock Offered by Us	2,661,600 shares of common stock.

Offering Price	$1.315 per share of common stock.

Common Stock to be Outstanding Immediately After this Offering (1)	24,887,446 shares (excluding shares of common stock issuable upon exercise of the private placement warrants and the placement agent warrants).

Use of Proceeds

The net proceeds from our sale of securities in this offering will be approximately $3 million, after deducting Placement Agent fees and other estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to advance our research and development efforts, fund working capital and for other general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement

In a concurrent private placement, we are also selling to the purchasers of shares of common stock private placement warrants to purchase up to 2,661,600 shares of our common stock. The private placement warrants are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The private placement warrants will be exercisable upon issuance and will expire five years from the date of the effectiveness of the resale registration statement registering the shares of common stock issuable upon exercise of the private placement warrants. The private placement warrants will have an exercise price of $1.19 per share. See “Private Placement Transaction.”

Risk Factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively. There is no established trading market for the private placement warrants being issued in the concurrent private placement and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the private placement warrants being issued in the concurrent private placement on any national securities exchange or other trading market. Without an active trading market, the liquidity of the private placement warrants will be limited.

(1)

The number of shares of our common stock outstanding immediately before this offering and to be outstanding after this offering is based on 22,225,846 shares of common stock outstanding as of December 14, 2025, but excludes the following as of such date:

•	1,484,435 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2.29 per share, under our Equity Incentive Plan (the “Incentive Plan”);

•	10,058,171 shares of common stock issuable upon exercise of 10,058,171 outstanding warrants, with a weighted average exercise price of $3.10 per share;

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of options or warrants described above and no exercise of the private placement warrants to purchase up to 2,661,600 shares of common stock to be issued to the purchasers in the concurrent private placement or the placement agent warrants to purchase up to 93,156 shares of common stock to be issued as compensation to the Placement Agent, or its designees, for this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should read and consider carefully the following risk factors and the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to this Offering and Ownership of Our Securities

Our stock price is volatile and there is a limited market for our shares.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations that have affected the market price of the shares of many small-cap companies. These fluctuations have often been unrelated to the operating results of such companies and in recent times have been exacerbated by investors’ concerns stemming from geopolitical issues and changes in macroeconomic conditions. Factors that may affect the volatility of our stock price include the following:

•	anticipated or actual fluctuations in our quarterly or annual operating results;
•	our success, or lack of success, in developing and marketing our products and services;
•

terrorist attacks, natural disasters and the effects of climate change, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises or other such events impacting countries where we have operations;

•	changes in macroeconomic conditions, including inflationary pressures;
•	changes in financial estimates by us or of securities or industry analysts;
•	the issuance of new or updated research reports by securities or industry analysts
•	the announcement of new products, services, or technological innovations by us or our competitors;
•	the announcement of new customers, partners or suppliers;
•	the ability to collect our outstanding accounts receivable;
•	changes in our executive leadership;
•	regulatory developments in our industry affecting us, our customers or our competitors;
•	competition;
•	actual or purported “short squeeze” trading activity; and
•	the sale or attempted sale of a large amount of common stock, including sales of common stock following exercises of outstanding warrants.

S-8

We are currently listed on the Nasdaq Capital Market and if we are unable to maintain listing of our securities on the Nasdaq Capital Market or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on the Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The delisting of our common stock from the Nasdaq Capital Market may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely result in a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders and may impair your ability to sell or purchase our common stock when you wish to do so:

•	the liquidity of our common stock;
•	the market price of our common stock;
•	our ability to obtain financing for the continuation of our operations;
•	the number of investors that will consider investing in our common stock;
•	the number of market makers in our common stock;
•	the availability of information concerning the trading prices and volume of our common stock; and
•	the number of broker-dealers willing to execute trades in shares of our common stock.

Further, if we were to be delisted from the Nasdaq Capital Market and we are unable to obtain listing on another national securities exchange, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to maintain our compliance would stabilize the market price or improve the liquidity of our common stock. Our stock has periodically been trading below the minimum bid price required for continued listing and there is no guarantee that we will be able to maintain compliance with the listing requirements of the Nasdaq Stock Market LLC.

There is no public market for the private placement warrants being sold in a private offering concurrently with this offering.

There is no established public trading market for the private placement warrants being offered in a private placement concurrently with this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the private placement warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the private placement warrants will be limited.

S-9

The private placement warrants being sold in a private offering concurrently with this offering do not entitle the holder to any rights as common stockholders until the holder exercises the private placement warrants for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your private placement warrants being offered in a private placement concurrently with this offering, such private placement warrants will not provide you any rights as a common stockholder, except as set forth therein. Upon exercise of your private placement warrants being offered in a private placement concurrently with this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See the section tilted “Use of Proceeds” below for a more detailed discussion of the use of proceeds from this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock sold in this offering and may experience additional dilution of your investment in the future.

Since the price per share of our common stock is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $1.315 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.97 per share with respect to the pro forma as adjusted net tangible book value of our common stock as of August 31, 2025. Furthermore, if outstanding warrants or stock options are exercised, as applicable, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-10

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price of our common stock to decline, and any issuance of additional common stock, or securities convertible into common stock, could dilute common stockholders. We may issue additional common stock, or securities convertible into common stock, pursuant to our shelf registration statement upon exercise of outstanding warrants, for additional financing purposes, in connection with strategic transactions such as acquisitions or collaboration agreements, or otherwise, any of which could result in dilution to existing stockholders.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Shares of our common stock held by certain other of our stockholders are eligible for resale, subject to volume, manner of sale and other limitations under Rule 144 under the Securities Act (“Rule 144”). By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of our common stock to decline.

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our common stock or other securities.

In addition, the shares of our common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. We have filed registration statements on Form S-8 under the Securities Act to register shares of our common stock issuable pursuant to our equity incentive plan and may in the future file one or more additional registration statements on Form S-8 for the same or similar purposes. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Our ability to evaluate and adapt our business strategy may change from time to time, which could delay our ability to implement initiatives that we believe are important to our business.

The execution of our business strategy poses many challenges and is based on a number of assumptions. If we experience significant regulatory delays, cost overruns on our programs, or if our business plan is more costly than we anticipate, certain research and development activities may be delayed or eliminated, resulting in changes or delays to our commercialization plans, or we may be compelled to secure additional funding (which may or may not be available) to execute our business strategy. We cannot predict with certainty future revenues or results from operations. If the assumptions on which our revenue or expenditure forecasts are based change, the benefits of our business strategy may change as well. Furthermore, our ability to accurately assess market conditions, anticipate industry trends, and revise our strategy in a timely and effective manner is critical; failure to do so could materially and adversely affect our growth prospects and overall business performance. In addition, the evaluation of our business strategy requires that we make judgments regarding the potential of new technologies and the competitive landscape, all of which involve uncertainty. If we misjudge these factors, are too slow to adjust, or pursue initiatives that do not generate the expected returns, we may allocate resources inefficiently and miss opportunities for growth. Our ability to implement course corrections also depends on the quality of the data available to us, the speed of our decision-making processes, and the alignment of our leadership and organization around strategic shifts. Any failure in these areas could result in prolonged periods of underperformance, erosion of competitive advantage, and diminished shareholder value.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Additionally, we may finance strategic alliances and/or acquisitions by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

S-11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the information incorporated by reference in this prospectus supplement, contains certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net combined proceeds from this offering will be approximately $3.0 million, after deducting the Placement Agent fees and the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the private placement warrants sold in the concurrent private placement. If all of the private placement warrants sold in the concurrent private placement were exercised for cash, we would receive additional net proceeds of approximately $3.1 million, not accounting for offering and issuance costs. We cannot predict when or if these private placement warrants will be exercised. It is possible that these private placement warrants may never be exercised.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds of this offering to advance our research and development efforts, fund working capital and for other general corporate purposes. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings.

S-12

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of August 31, 2025, was approximately $2,188,121, or $0.11 per share of common stock.

After giving effect to the September 2025 Offering and receipt of net proceeds by us of approximately $3.5 million, subsequent to August 31, 2025, our pro forma  net tangible book value as of August 31, 2025, was approximately $5,662,171, or $0.25 per share of common stock.

After giving further effect to the sale of the shares in this offering at the offering price of $1.315 per share, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value would have been $8,706,225, or approximately $0.35 per share of common stock, as of August 31, 2025. This represents an immediate increase in pro forma net tangible book value of approximately $0.10 per share to existing stockholders and an immediate dilution of approximately $0.97 per share to investors in this offering. The following table illustrates dilution after giving effect to the sale of 2,661,600 shares of common stock by us at the offering price of $1.315 per share, less the Placement Agent fees and estimated offering expenses payable by us.

Offering price per share	$1.315
Net tangible book value per share as of August 31, 2025	$0.11
Pro forma net tangible book value per share as of August 31, 2025 after giving effect to September 2025 Offering	$0.25
Increase in pro forma net tangible book value per share attributable to this offering	$0.10
Pro forma as adjusted net tangible book value per share as of August 31, 2025 after giving effect to this offering	$0.35
Dilution per share to investors participating in this offering	$0.97

The above discussion is based on 19,559,179 shares of our common stock outstanding as of August 31, 2025, and excludes, as of that date, the following:

•	1,484,435 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2.29 per share, under our Incentive Plan;

•	7,298,171 shares of common stock issuable upon exercise of 7,298,171 outstanding warrants, with a weighted average exercise price of $3.75 per share;

•	2,661,600 shares of common stock issuable upon exercise of private placement warrants issued in the concurrent private placement at an exercise price of $1.19 per share; and

•

up to an aggregate of 93,156 shares of common stock issuable upon exercise of the placement agent warrants to be issued to the Placement Agent, or its designees, as compensation in connection with this offering at an exercise price of $1.6438 per share.

To the extent that any options or warrants are exercised, new options are issued under our Incentive Plan, or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing securities in this offering.

S-13

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 2,661,600 shares of our common stock, par value $0.001 per share directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $1.315 per share.

Description of our Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” beginning on page 8 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock in this offering, we will issue and sell to the investors in this offering the private placement warrants to purchase up to an aggregate of 2,661,600 shares of common stock at an exercise price equal to $1.19 per share.

The private placement warrants and the shares of common stock issuable upon the exercise of such warrants have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are instead being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell the private placement warrants and the shares of common stock issued upon exercise of the private placement warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the private placement warrants.

Exercisability. The private placement warrants are exercisable immediately upon issuance and will expire five years from the date of the effectiveness of the resale registration statement registering the shares of common stock issuable upon exercise of the private placement warrants. The private placement warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the private placement warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the private placement warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the private placement warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the private placement warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the private placement warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the private placement warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the private placement warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the private placement warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the private placement warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement warrants following such fundamental transaction. Additionally, as more fully described in the private placement warrants, in the event of certain fundamental transactions, the holders of those warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the warrants on the date of consummation of such transaction.

S-14

Rights as a Stockholder. Except as otherwise provided in the private placement warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of private placement warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 15 calendar days of the offering to file a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale of the shares of common stock issuable upon the exercise of the private placement warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 45 days of the closing date of the offering (or within 75 calendar days following the closing date of the offering in case of “full review” of such registration statement by the SEC) and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The engagement agreement between us and the Placement Agent, dated August 12, 2025 (“Engagement Agreement”), does not give rise to any commitment by the Placement Agent to purchase or sell any of the securities, and the Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and accompanying prospectus on or about December 16, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

Pursuant to our Engagement Agreement, we have agreed to pay the Placement Agent fees set forth in the table below.

	Per Share	Total
Offering Price	$1.315	$3,500,004.00
Placement Agent Fees(1)	$0.09205	$245,000.28
Proceeds, before expenses, to us(1)	$1.22295	$3,255,003.72

(1) We have agreed to pay the Placement Agent a cash fee of 7.0% on the aggregate gross proceeds in this offering. We have agreed to reimburse the Placement Agent for (i) a non-accountable expense allowance of $20,000, (ii) up to $50,000 for fees and expenses of the Placement Agent’s legal counsel and other out-of-pocket expenses and (iii) $15,950 for clearing expenses.

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-15

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, placement agent warrants to purchase 3.5% of the number of shares of our common stock sold in this offering (or placement agent warrants to purchase up to 93,156 shares of our common stock), at an exercise price of $1.6438 per share (representing 125% of the offering price per share and accompanying private placement warrant).

The placement agent warrants will be exercisable immediately upon issuance and will expire five years from the commencement of sales in the offering.

Except as provided above, the placement agent warrants will have substantially the same terms as the private placement warrants issued to the investors in the private placement offering.

Tail Fee

We have also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 6-month period following the termination or expiration of our Engagement Agreement.

Right of First Refusal

If, from the date hereof until the 90th day anniversary following consummation of this offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payment the Placement Agent may be required to make in respect thereof.

Subsequent Equity Sales

From the date hereof until 30 days after the after the closing date of this offering, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto. In addition, from the date of this prospectus supplement until 12 months after the after the closing of this offering, subject to certain exceptions, we are prohibited from effecting or entering into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction.

The foregoing does not purport to be a complete statement of the terms and conditions of the Engagement Agreement and the securities purchase agreement. A copy of the form of securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

S-16

Other Relationships

From time to time, the Placement Agent or its affiliates have provided, and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

The Placement Agent has acted as the placement agent and received compensation in connection with (i) our registered direct offering consummated in September 2025; (ii) our registered direct offering consummated in April 2025 (iii) our registered direct offering consummated in February 2024 and, (iv) our registered direct offering, concurrent private placement and warrant cancellation consummated in October 2024. In addition, the Placement Agent received certain compensation in connection with the warrant exercise transaction we executed in April 2024. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada, Inc., 510 Burrard Street, 3rd Floor, Vancouver, BC V6C 3B9, Tel: 1-604-661-9400.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “LEXX”.

S-17

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP. The Placement Agent is being represented by Haynes and Boone, LLP, New York, New York in connection with this offering.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended August 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.lexariabioscience.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement or the accompanying prospectus.

S-18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended August 31, 2025, filed on November 28, 2025;

•	our Current Reports on Form 8-K, filed on September 25, 2025 and September 29,2025 (other than any portions thereof deemed furnished and not filed); and

•	our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Lexaria Bioscience Corp.

#100 - 740 McCurdy Road

Kelowna, British Columbia V1X 2P7

Canada

Attn: Chief Executive Officer

S-19

PROSPECTUS

Lexaria Bioscience Corp.

$50,000,000

Common Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $50,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW”, respectively. The last reported sale prices of our common stock and public warrants on the Nasdaq Capital Market on January 21, 2025 were $1.94 per share and $0.60 per public warrant, respectively. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $32,538,565 based on 17,552,594 shares of outstanding common stock, of which 780,138 shares are held by affiliates, and a per share price of $1.94 which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on January 21, 2025. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have sold $3,617,059 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Lexaria,” the “Company,” “we,” “us,” “our” or similar references to refer to Lexaria Bioscience Corp. and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.lexariabioscience.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended August 31, 2024, filed on November 26, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended November 30, 2024, filed on January 10, 2025;

•

our Current Reports on Form 8-K, filed on September 5, 2024, October 2, 2024, October 16, 2024, October 18, 2024, December 18, 2024, January 3, 2025 and January 15, 2025 (other than any portions thereof deemed furnished and not filed); and

•	our Form 8-A12B, filed on January 11, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Lexaria Bioscience Corp.

Attn: Corporate Secretary

#100-740 McCurdy Road,

Kelowna, British Columbia, Canada V1X 2P7

1-250-765-6424

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. These forward- looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward- looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the caption “Risk Factors” contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or under similar heading in the other documents that are incorporated by reference into this prospectus. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Lexaria Bioscience Corp.

Lexaria Bioscience Corp. is a biotechnology company dedicated to the enhancement of the bioavailability of a broad range of active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery-enabling platform technology. DehydraTECH combines APIs with specific long-chain fatty acid-rich triglyceride oils and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing for improved tolerability while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules including glucagon-like peptide-1 drugs (“GLP-1”) and glucose-dependent insulinotropic polypeptide drugs (“GIP”), vitamins, pain medications, hormones, phosphodiesterase type 5 (“PDE5”) inhibitors, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including diabetes, weight loss, hypertension and heart disease. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including oral suspensions, tablets, capsules, foods, beverages, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves combining the active ingredient as a delivery “payload” together with certain long chain fatty acid-rich triglyceride oils and infusing the mixture into a carrier substrate material. Using controlled dehydration processing, the payload and long chain fatty acid-rich triglyceride oils are reversibly associated together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. While the Company’s primary focus is on pharmaceutical drug products, this technology extends across many product categories including foods, beverages, cosmetics and nutraceuticals. DehydraTECH formulations have been found in some cases to reduce the need for unwanted sweeteners or chemical masking agents used for flavor- and odor-blocking for palatability enhancement purposes, allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed extensive experience from the formulation and production of its demonstration products, in various formats, that enables it to provide expert advice to our licensees on the integration of DehydraTECH in their products for the purpose of providing more palatable and efficient delivery of bioactive molecules.

Lexaria supports our licensee’s products with our technology. A part of our business plan is to encourage new and existing industry participants to license and utilize DehydraTECH to enable enhanced performance of their developmental and commercial stage products. These products cross a wide range of bioactive molecules including GLP-1/GIPs, NSAID’s, nicotine and cannabidiol (“CBD”) with additional molecules of interest continually being evaluated.

Corporate Information

Our principal executive offices are located at 100 - 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedarplus.ca.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2024, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated thereto, potential repurchase of certain of our issued shares and for general working capital purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.001 per share, of the Company, as well as certain provisions of our articles of incorporation, as amended (the “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share. As of January 21, 2025, there were 17,552,594 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. As well, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

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Our common stock is traded on the Nasdaq Capital Market under the symbol “LEXX”. The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the Board;

•	the ability of our Board to alter our Bylaws without obtaining shareholder approval; and

•

the requirement that a special meeting of stockholders may be called only by either the President or the Secretary by resolution of the Board of Directors or at the request of stockholders owning a majority of the issued and outstanding capital stock of the Company entitled to vote, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock. Warrants may be offered independently or together with shares of common stock by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

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We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock;

•

the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

•	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

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Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock will be adjusted proportionately if we subdivide or combine our common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	pay any cash to all or substantially all holders of our common stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock; or

•

issue common stock or additional shares or other securities or property to all or substantially all holders of our common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

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The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

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If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements of Lexaria Bioscience Corp. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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2,661,600 Shares of Common Stock

Lexaria Bioscience Corp.

Prospectus Supplement

H.C. Wainwright & Co.

December 14, 2025

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